UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2005

Teleglobe International Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda	000-50780	98-0417192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 1154, 10 Queen Street, Hamilton, Bermuda	HM EX
(Address of principal executive offices)	(Zip Code)

(441) 296-4856

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 10, 2005, the Board of Directors of Teleglobe International Holdings Ltd (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved certain changes to compensation paid to non-employee directors. The new compensation schedule, which is effective as of May 1, 2005, is set forth below.

The Board approved a retainer of $65,000 per year for the Chairman of the Board, a retainer of $40,000 per year for non-employee directors (other than for Messrs. Tessler, Plattus, Green and Price), an additional annual retainer fee of $25,000 for the Chairman of the Audit Committee, and an additional annual retainer of $5,000 for all other Audit Committee members. In addition, the Board approved meeting fees for non-employee directors (other than for Messrs. Tessler, Plattus, Green and Price) of $1,500 per regular Board meeting, $500 per special telephonic Board meeting, $1,500 per regular meeting (including telephonic) of the Audit Committee, and $500 per special meeting (including telephonic) of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELEGLOBE INTERNATIONAL HOLDINGS LTD

By:	/s/ Michael C. Wu
Name:	Michael C. Wu
Title:	Vice President and General Counsel of Teleglobe International Holdings Ltd

Date: May 13, 2005